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WASHINGTON MUTUAL, INC.

AND

HARRIS TRUST AND SAVINGS BANK, AS TRUSTEE

Senior Debt Securities

Indenture

Dated as of August 10, 1999

    INDENTURE, dated as of August 10, 1999 (the "Indenture"), between WASHINGTON MUTUAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal offices at 1201 Third Avenue, Seattle, Washington 98101, and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, as Trustee (herein called the "Trustee").

RECITALS OF THE COMPANY

    The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other obligations for money so borrowed (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

    All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

    For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

  Paragraph A. INCORPORATION BY REFERENCE

    Articles I through XIV of the Washington Mutual, Inc. Standard Multiple-Series Indenture Provisions dated as of August 10, 1999 (herein called the "Standard Provisions"), a copy of which is attached hereto as Annex "A", are hereby incorporated herein by reference with the same force and effect as though fully set out herein.

  Paragraph B. ADDITIONAL PROVISIONS

1.
Section 2.2 of the Standard Provisions is hereby amended by deleting the words "[full name of Trustee] "and inserting the words "Harris Trust and Savings Bank."

2.
Section 1.5, subsection (b), of the Standard Provisions is hereby amended by deleting the words "the address of its principal office specified in the first paragraph of this instrument" and inserting the words 1201 Third Avenue, Suite 1500, Seattle, Washington 98101, Attention: Marangal I. Domingo, with a copy to the same address, Attention: Executive Vice President and General Counsel."

3.
The following provision, which constitutes part of this Indenture, is numbered to conform with the format of the Standard Provisions.

    Section 6.15. Corporate Trust Office. At the date of this Indenture, the Corporate Trust Office of the Trustee is located at 311 West Monroe, 12th Floor, Chicago, Illinois 60606.

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

WASHINGTON MUTUAL, INC.
By	/s/ WILLIAM A. LONGBRAKE Name: William A. Longbrake Title: Vice Chair and Chief Financial Officer

[SEAL]

Attest

/s/ WILLIAM L. LYNCH Name: William L. Lynch Title: Corporate Secretary
HARRIS TRUST AND SAVINGS BANK, as Trustee
By
Title: Authorized Signatory

[SEAL]

Attest

Title:

STATE OF WASHINGTON	)
	)	ss
COUNTY OF KING	)

    On the 9th day of August, 1999, before me personally came William A. Longbrake to me known, who, being by me duly sworn, did depose and say that he is Vice Chair and Chief Financial Officer of WASHINGTON MUTUAL, INC., one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

/s/ LINDA L. KNISS Notary Public

    IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

WASHINGTON MUTUAL, INC.
By:
Title: Authorized Signatory
[SEAL]
Attest
Title
HARRIS TRUST AND SAVINGS BANK,
as Trustee
By	/s/ J. BARTOLINI Title: Authorized Signatory
[SEAL]
Attest
/s/ C. PATTI Title: Assistant Secretary

STATE OF ILLINOIS	)
	)	ss
COUNTY OF COOK	)

    On the 6th day of August, 1999, before me personally came J. BARTOLINI to me known, who, being by me duly sworn, did depose and say that he/she is VICE PRESIDENT of HARRIS TRUST AND SAVINGS BANK, one of the corporations described in and which executed the foregoing instrument; that he/she knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he/she signed his/her name thereto by like authority.

/s/ JACQUELINE L. MASON Notary Public

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RECITALS OF THE COMPANY
NOW, THEREFORE, THIS INDENTURE WITNESSETH